UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2006

Park-Ohio Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23000 Euclid Avenue, Cleveland, Ohio		44117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-692-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 27, 2006, Park-Ohio Holdings Corp. (the "Company") announced that its Board of Directors has authorized a share repurchase program whereby the Company may repurchase up to 1.0 million shares of its outstanding common stock. This replaces a share repurchase plan previously authorized by the Board of Directors in 1998.

The repurchases may be made in the open market or in privately negotiated transactions. The Company may also implement all or part of the repurchases under a Rule 10b5-1 trading plan. The timing and extent to which the Company repurchases its shares will depend upon market conditions and other corporate considerations, and will be at the Company’s sole discretion. Purchases under the program may commence or be suspended at any time without prior notice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.

September 27, 2006	By:	Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary